Exhibit 10.6
Option Cancellation Acknowledgement
February 6, 2007
TO: Fred Webb
Dear Fred:
     As you are aware, Wellco Enterprises, Inc. (the “Company” or “we”) has entered into a definitive agreement (the “Merger Agreement”) to be acquired (the “Transaction”) by Wasatch Boot Holdings, Inc. (“Holdings”). The Transaction will be consummated through a merger between the Company and a subsidiary of Holdings.
     As you know, you were granted an option to purchase common stock of the Company (each, a “Plan Option”) under the terms of one or more of the following (collectively, the “Plans”):
•	1996 Stock Option Plan for Key Employees of Wellco Enterprises, Inc.;

•	1997 Stock Option Plan for Key Employees of Wellco Enterprises, Inc.;

•	1997 Stock Option Plan for Non-Employee Directors of Wellco Enterprises, Inc.;

•	1999 Stock Option Plan for Key Employees of Wellco Enterprises, Inc.; and

•	1999 Stock Option Plan for Non-Employee Directors of Wellco Enterprises, Inc..
Exhibit A to this Option Cancellation Agreement sets forth for each outstanding Plan Option and any rights to aquire securities or any equity interest in Wellco Enterprises, Inc., (together, the “Options”), the grant date, exercise price and number of shares of common stock of the Company (“Common Stock”) that may be purchased under the Options.
     Holding’s acquisition terms provide for the cash-out of all Options outstanding on the date the Transaction is consummated (such date, the “Effective Time”) for a per share amount (the “Merger Consideration”) of $14.00 less the applicable exercise price(s) per share for the Options and any required tax withholding amounts. The Compensation Committee of the Board of Directors of the Company, as the administrator of the Plans, has approved the treatment of the Options as described in this Option Cancellation Acknowledgement and as set forth in the Merger Agreement.
     To receive this payment with respect to your Options, please sign your name on the following page of this agreement where indicated (please also provide your address and include your social security number).
     Reflecting the foregoing, you acknowledge and agree as follows:
     1. You represent and warrant that you are the holder of the Options listed on Exhibit A, as applicable, and do not hold any other Option of any kind.

     2. Effective as of the Effective Time, but subject in all events to the consummation of the Transaction, your Option(s) will be terminated and become null, void and of no further effect other than the right to receive, following execution of this agreement and in accordance with the Merger Agreement, the Merger Consideration payable with respect to your Options, as reduced by (A) the applicable exercise price for each such Option and (B) any amounts required to be withheld to satisfy applicable tax withholding requirements. To the extent that the exercise price per share of any of your Options equals or exceeds the Merger Consideration, you will not receive any payment for such Options. Effective as of the payment of such amount (or, if no such amount is due, effective as of the Effective Time) you hereby release and discharge Wellco Enterprises, Inc. from any and all claims, demands, proceedings, causes of action, court orders, obligations, agreements (express or implied), debts or liabilities whatsoever, whether known or unknown, both at law and in equity, which you has ever had or may hereafter have against any matter, cause or event regarding the Options.
     3. If all or any portion of your Option(s) terminate in accordance with their terms prior to the Effective Time, you will not be entitled to receive payment under this Option Cancellation Acknowledgement or the Merger Agreement with respect to such terminated portion of your Option(s).
     4. Holdings shall be entitled to rely upon your agreements set forth herein.
[signature page follows]

     If you agree with the terms and conditions set forth above, please complete and sign below and return this Option Cancellation Acknowledgement to Tammy Francis at the Company.

WELLCO ENTERPRISES, INC.
By:	/s/ Lee Ferguson
Lee Ferguson, President

ACKNOWLEDGED AND AGREED:

/s/ Fred Webb Signature

Print Date: February 6, 2007

Print Name: Fred K. Webb, Jr.

Print Address:

697 Brown Avenue Waynesville, NC 28786

Social Security Number:

XXX-XX-XXXX

Exhibit A
Options

	Number of shares of common stock
Grant date	purchasable under Options	Exercise price per share
11/16/1999	7,000	$8.00

4